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                                                      Exhibit 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of HomeCorp, Inc. of our report dated January 22, 1997, included in the 1996 Annual Report to Shareholders of HomeCorp, Inc.


We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-4252) pertaining to the HomeCorp, Inc. 1996 Premium Price Stock Option and Incentive Plan and the Registration Statement (Form S-8 No. 33-74082) pertaining to the HomeCorp, Inc. 1990 Stock Option and Incentive Plan of our report dated January 22, 1997, with respect to the consolidated financial statements of HomeCorp, Inc. incorporated by reference in the Annual Report (Form10-K) for the year ended December 31, 1996.


                                             /s/ Ernst and Young LLP
                                             -----------------------
                                                 ERNST & YOUNG LLP


Chicago, Illinois
March 28, 1997


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[LOGO OF PEAT MARWICK LLP APPEARS HERE]




The Board of Directors
HomeCorp, Inc:

We have audited the consolidated statements of operations, changes in stockholders' equity and cash flows of HomeCorp, Inc. and subsidiary for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of HomeCorp, Inc. and subsidiary for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill to adopt the provisions of the Financial Accounting Standards Board's SFAS No. 72, "Accounting for Certain Acquisitions of Banking and Thrift Institutions," on January 1, 1994.


                                           /s/ KPMG Peat Marwick LLP

Chicago, Illinois
February 24, 1995